EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 30, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2010 – October 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.2%	-2.3%	-10.2%	-5.2%	-2.8%	-5.2%	0.8%	-5.2%	10.0%	-28.6%	-0.5	-0.7
B**	-1.2%	-2.4%	-10.7%	-5.8%	-3.3%	-5.8%	0.1%	-5.8%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	-1.2%	-2.1%	-8.6%	-3.3%	-0.7%	-3.1%	N/A	-3.1%	9.9%	-23.7%	-0.3	-0.4
Legacy 2***	-1.2%	-2.1%	-8.7%	-3.5%	-0.9%	-3.4%	N/A	-3.4%	9.9%	-24.4%	-0.3	-0.5
Global 1***	-1.2%	-2.1%	-8.5%	-2.9%	-0.3%	-3.0%	N/A	-3.0%	9.7%	-21.9%	-0.3	-0.4
Global 2***	-1.2%	-2.1%	-8.6%	-3.0%	-0.5%	-3.2%	N/A	-3.2%	9.7%	-22.4%	-0.3	-0.4
Global 3***	-1.2%	-2.3%	-9.9%	-4.6%	-2.1%	-4.8%	N/A	-4.8%	9.7%	-26.2%	-0.5	-0.6

S&P 500 Total Return Index****	0.2%	8.4%	2.7%	5.2%	16.2%	14.3%	7.8%	14.3%	11.9%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	-0.5%	-0.5%	-0.3%	5.2%	2.6%	6.7%	7.1%	6.7%	11.5%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	12%	Short	Natural Gas	4.0%	Short	12%	Short	Natural Gas	4.0%	Short
			Crude Oil	2.6%	Short			Crude Oil	2.6%	Short
Grains/Foods	6%	Short	Cotton	0.8%	Short	6%	Short	Cotton	0.9%	Short
			Sugar	0.7%	Long			Sugar	0.7%	Long
Metals	6%	Short	Silver	1.9%	Long	6%	Short	Silver	1.9%	Long
			Aluminum	1.0%	Short			Aluminum	1.0%	Short
FINANCIALS	76%					76%
Currencies	22%	Long $	Euro	3.5%	Short	22%	Long $	Euro	3.5%	Short
			Japanese Yen	2.1%	Short			Japanese Yen	2.1%	Short
Equities	21%	Long	DJ Eurostoxx 50 Index	3.1%	Long	21%	Long	DJ Eurostoxx 50 Index	3.0%	Long
			Dax Index	2.8%	Long			Dax Index	2.8%	Long
Fixed Income	33%	Long	Bunds	6.0%	Long	33%	Long	Bunds	6.0%	Long
			U.S. 10-Year Treasury Notes	3.5%	Long			U.S. 10-Year Treasury Notes	3.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rebounded from 2-month lows after U.S. inventories reported less-than-expected growth.  Natural gas markets finished a volatile week higher due to forecasts for abnormally warm weather on the East Coast.

Grains/Foods
Wheat prices rallied nearly 7% over concerns a lack of rain in key U.S. farming areas will impact output.  Cocoa markets rose as dry weather in Ghana reduced supply forecasts.  Soybean markets fell in anticipation demand by China would continue to wane.

Metals
Precious metals markets fell sharply after the Federal Reserve suggested a December rate hike remained a possibility.  Base metals markets also declined on concerns higher U.S. interest rates and a slowing Chinese economy will continue to weigh on demand.

Currencies
The Japanese yen strengthened versus counterparts after the Bank of Japan decided to keep current quantitative easing initiatives unchanged.  The U.S. dollar finished lower following weaker-than-expected employment reports.  The British pound rallied as investors believe the Bank of England will likely raise interest rates before its European counterparts.

Equities
U.S. stock markets finished modestly higher as the Federal Reserve supported an upbeat economic outlook.  European shares were mixed as the bullish influence of strength in the industrial and utilities sectors was offset by disappointing earnings from key Eurozone firms.

Fixed Income	U.S. Treasury markets fell due to gains in the global equity markets and as speculation grew for a December U.S. interest rate hike.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.